CUSIP NO. 009728 10 6	Page 9 of 9 PAGES

EXHIBIT 1
AGREEMENT
TO JOINTLY FILE AMENDMENT NO. 10
TO SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file an Amendment No. 10 to Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of Akorn, Inc. and hereby affirm that such Amendment No. 10 to Schedule 13D if being filed on behalf of the undersigned.

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

February 7, 2003	/s/ John N. Kapoor

John N. Kapoor

February 7, 2003	/s/ Editha Kapoor

Editha Kapoor

John N. Kapoor Trust
dtd 9/20/89

February 7, 2003	By:	/s/ John N. Kapoor, Trustee

John N. Kapoor as Trustee

BJ FINANCIAL/AKORN MANAGEMENT, L.P.

February 7, 2003	By:	/s/ John N. Kapoor

John N. Kapoor, Managing
General Partner

103705.1

* SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.